Exhibit 23.2

Consent of Independent Auditors

FAT Brands Inc.

Beverly Hills, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated October 5, 2021, relating to the consolidated financial statements of GFG Holding, Inc. appearing in the Form 8-K/A of FAT Brands Inc. filed on October 5, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Atlanta, Georgia
November 24, 2021